EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Orient-Express Hotels Ltd. of our report dated June 7, 2010 relating to the financial statements of Hotel Ritz Madrid S.A., which appears in the Form 10-K/A Amendment No. 1 to the Annual Report on Form 10-K of Orient-Express Hotels Ltd. and subsidiaries for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Madrid, Spain

August 6, 2010